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                                                                    EXHIBIT 23.6





CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-3 of Clear Channel Communications Inc. of our report dated 5 March 1998 (except as to the information presented in Note 29 for which the date is 13 August 1998), on our audit of the consolidated financial statements of More Group Plc for the year ended 31 December 1997. We also consent to the references to our firm under the captions "Experts".


/s/ PRICE WATERHOUSE

Price Waterhouse
Chartered Accountants and Registered Auditors
London, England

7 April 1999